EXHIBIT 23.1 CONSENT OF PRICE WATERHOUSE LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 13, 1996 appearing on page F-2 of Oryx Technology Corp.'s Annual Report on Form 10-KSB/A1 for the year ended February 29, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
------------------------
PRICE WATERHOUSE LLP

San Jose, California
March 10, 1997